AMENDMENT TO EMPLOYMENT AGREEMENT THIS AMENDMENT (this “Amendment”), effective as of November 2, 2021, to the Employment Agreement, dated as of April 22, 2020, by and between Bed Bath & Beyond Inc., a New York corporation (the “Company”), and Rafeh Masood (“Executive”) (the “Employment Agreement”) is made and entered into by and between the Company and Executive. Capitalized terms not otherwise defined herein have the meaning ascribed to them in the Employment Agreement. This Amendment shall supersede any contrary provisions set forth in the Employment Agreement. WHEREAS, the Company and Executive are parties to the Employment Agreement; and WHEREAS, the Company and Executive mutually desire to amend the terms and conditions of the Employment Agreement as set forth in this Amendment. NOW, THEREFORE, in consideration of the above recitals incorporated herein and the mutual covenants and promises contained herein and other good and valuable consideration, the receipt and sufficiency of which are hereby expressly acknowledged, the parties agree as follows: 1. The first sentence of Section 1(b) of the Employment Agreement is hereby amended and restated in its entirety as follows, effective November 2, 2021: “During the Term, Executive shall serve as Executive Vice President and Chief Customer Officer of the Company, and shall perform such duties, responsibilities, and have those authorities consistent with such position and as may from time to time be assigned to Executive by the Company’s Chief Executive Officer (“CEO”), including, without limitation, management of the PnL of the Company’s digital business.” In addition, the Employment Agreement is hereby amended by replacing all references to “Executive Vice President and Chief Digital Officer” with “Executive Vice President and Chief Customer Officer”. 2. The first sentence of Section 3(a) of the Employment Agreement is hereby amended to reflect the Executive’s current Base Salary by replacing “$550,000.00” with “650,000.00”. 3. The first sentence of Section 3(b) of the Employment Agreement is hereby amended and restated in its entirety as follows, effective November 2, 2021: “Beginning with respect to fiscal year 2021 and for each completed fiscal year thereafter during the Term, Executive shall be eligible to receive an annual cash performance bonus (the “Annual Bonus”), with a target Annual Bonus opportunity equal to eighty percent (80%) of his Base Salary; provided, that the Annual Bonus with respect to fiscal year 2021 shall be prorated for the portion of fiscal year 2021 during which Executive was employed by the Company as the Chief Customer Officer (it being understood that Executive will Exhibit 10.51

2   also be eligible to receive an annual cash bonus payment with respect to the applicable bonus plan, and terms and conditions related thereto, in which he participated in fiscal year 2021 prior to November 2, 2021, prorated for the portion of fiscal year 2021 prior to November 2, 2021 during which he served as Chief Digital Officer.” 4. Section 3(e) of the Employment Agreement is hereby amended by adding the following as a new third fourth sentences thereof: “In fiscal year 2022, at the same time as such awards are granted to other members of the Company’s senior management team, the Company shall grant Executive a long-term equity incentive award(s) under the 2012 Plan or the 2018 Plan, as determined by the Compensation Committee in its sole discretion (the “2022 Equity Award”). The 2022 Equity Award will have a target value at grant equal to $1,625,000.00.” 5. Section 3 of the Employment Agreement is hereby amended by adding the following as a new paragraph (i): “(i) One-Time Long-Term Equity Incentive Award. As soon as reasonably practicable after the effective date of his promotion to Executive Vice President and Chief Customer Officer and subject to all necessary approvals by the Compensation Committee, the Company shall grant to you a one-time award comprised 60% of performance stock units (the “One-Time PSU Award) and 40% of time-vesting restricted stock units (the “One-Time RSU Award”), subject to and in accordance with the terms of the 2012 Plan or the 2018 Plan, as determined by the Compensation Committee in its sole discretion and the applicable award agreements thereunder. The total value of the One-Time RSU Award and One-Time PSU Award at the date of grant will be $350,000.00, as determined by the Compensation Committee in its sole discretion. The One-Time RSU Award will vest in substantially equal installments on each of the first, second and third anniversaries of the grant date, subject to your continued employment with the Company from the Effective Date through the applicable vesting date, and the One-Time PSU Award will vest following completion of the applicable three-year performance period and based on achievement of the applicable goals, in each case, and subject to the terms of the 2012 Plan or the 2018 Plan, as applicable, and the applicable award agreements. The Company expects that the One-Time RSU Award and the One-Time PSU Award will be substantially consistent with the terms and conditions of such awards made to similarly situated executives in 2021.” 6. Effect of Amendment. Except as set forth herein, all provisions of the Employment Agreement shall remain in full force and effect. 7. Modifications. This Amendment may not be amended, modified, or changed (in whole or in part) except by a formal, definitive written agreement expressly referring to this Amendment, which agreement is executed by both of the Company and Executive.

3   8. Miscellaneous. The references to the “Agreement” throughout the Employment Agreement are hereby understood to incorporate by reference this Amendment. [Signature page follows]

4   IN WITNESS WHEREOF, the Company and Executive have executed this Amendment as of the day and year first written above. COMPANY BED BATH & BEYOND INC. By: /s/ Mark J. Tritton _ Name: Mark J. Tritton Title: President and Chief Executive Officer EXECUTIVE /s/ Rafeh Masood _ Rafeh Masood